China Shen Zhou Mining & Resources, Inc. Provides Production Update

BEIJING, June 10 /PRNewswire-Asia-FirstCall/ -- China Shen Zhou Mining & Resources, Inc. (NYSE Amex: SHZ) ("China Shen Zhou" or the "Company"), a leading company engaged in the exploration, development, mining and processing of fluorite, zinc, lead, copper, and other nonferrous metals in China, today announced that the Company resumed production at its fluorite processing plant at its Xiangzhen Mining Plant, located in Inner Mongolia, and at Xingzhen Mining, located in Xinjiang Vygur Autonomous Region.

Along with the rise in the price of nonferrous metals, Xingzhen Mining restarted its ore dressing plant and began to produce qualified concentrates on June 5, 2009. According to an assay, the concentrates have zinc grade of 51% and copper grade of 24%, with metal recovery rates of over 92% for zinc and 68% for copper. Xingzhen Mining had stopped its production in September 2008 due to the decrease in the prices of nonferrous metals in the market.

Ms. Jessica Yu, the company's Chairwoman and CEO, stated, "We have previously arranged full production of drilling, extraction and processing in Xingzhen Mining at our annual meeting and we believe that we are well-prepared for continued production. At present, the drilling and extraction work in the mine are proceeding smoothly."

In addition, as a result of further trials and technological readjustment, Xiangzhen Mining overcame the bottleneck in processing the fluorite powders due to unqualified water sources and produced qualified fluorite powders with an average grade above 96%. The production has had a recovery rate of over 81% since May 18, 2009. The products will be delivered to CNMC NingXia Orient, a strategic partner in Ning Xia Hui Nationality Autonomous Region in western China.

"We are very encouraged with the fluorite powder production results. We believe that this breakthrough will lay the foundation for steady future profits of our company," Ms. Jessica Yu added.

About China Shen Zhou Mining & Resources, Inc.

China Shen Zhou Mining & Resources, Inc., through its subsidiary, American Federal Mining Group ("AFMG"), is engaged in the exploration, development, mining, and processing of fluorite and nonferrous metals such as zinc, lead and copper in China. The Company has the following principal areas of interest in China: (a) fluorite exploration and extraction in the Sumochaganaobao region of Inner Mongolia; (b) zinc/copper/lead exploration, mining and processing in Wulatehouqi of Inner Mongolia; and (c) zinc/copper exploration, mining and processing in Xinjiang. In addition, AFMG owns 100% of Kichi-Chaarat Closed Joint Stock Company, whose major assets include a copper-gold mine located in the Kuru-Tegerek region of western Kyrgyzstan.

For more information, please visit http://www.chinaszmg.com/

Safe Harbor Statement

Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, fluctuation in mineral prices, risks associated with exploration and mining operations, and the potential of securing additional mineral resources, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

For more information, please contact:

In China:
Fulun Song
Office of the Board of Directors
China Shen Zhou Mining & Resources, Inc.
Tel:   +86-10-8890-9976
Fax:   +86-10-8890-6927
Email: investor@chinaszky.com
Web:   http://www.chinaszmg.com

In the U.S.:
David Elias
Investor Relations
DME Capital LLC
Tel:   +1-516-967-0205
Email: dave@dmecapital.com

SOURCE China Shen Zhou Mining & Resources, Inc.